FOR IMMEDIATE RELEASE	Thursday, May 8, 2025

TEGNA Inc. Reports First Quarter 2025 Results and

Provides Second Quarter Guidance

Achieves first quarter key guidance metrics

Reaffirms 2024/2025 two-year Adjusted Free Cash Flow guidance

Tysons, Va. – TEGNA Inc. (NYSE: TGNA) today announced financial results for the first quarter ended March 31, 2025.

“We’re making important progress on the key initiatives that are shaping TEGNA’s future,” said Mike Steib, CEO. “While the macro environment remains volatile, we’re staying focused on execution, reinventing how we serve our local communities to maximize the full opportunity across both linear TV and digital. With industry-leading brands, top talent, and a strong balance sheet, we are well-positioned to win.”

FIRST QUARTER FINANCIAL HIGHLIGHTS:

All Year-Over-Year Comparisons Unless Otherwise Noted:

•
Total company revenue decreased 5% to $680 million in line with our guidance. The primary drivers of the decline were lower political advertising revenue consistent with cyclical even-to-odd year comparison and lower advertising and marketing services (AMS) revenue due to our Super Bowl footprint this year versus last year.
•
Distribution revenue of $380 million was flat primarily due to a favorable comparison with the prior year period related to a temporary service disruption with a distribution partner that began in the fourth quarter of 2023 and was successfully concluded in January 2024 as well as distributor renewals and contractual rate increases, partially offset by subscriber declines.
•
AMS revenue decreased 3% to $286 million, driven by the Super Bowl airing on FOX, our smallest affiliate group, versus CBS last year and continued macroeconomic headwinds. This was partially offset by growth from local sports rights. Normalizing for the Super Bowl impact, AMS revenue was flat.
•
GAAP operating expenses decreased 1% to $571 million and non-GAAP operating expenses1 were flat due to the increase in programming expenses associated with sports rights deals, offset by core operational cost cutting initiatives.
•
GAAP and non-GAAP operating income1 totaled $109 million and $112 million, respectively.
•
GAAP net income attributable to TEGNA Inc. was $59 million and non-GAAP net income attributable to TEGNA Inc.1 was $61 million.
•
GAAP and non-GAAP earnings per diluted share1 were $0.36 and $0.37, respectively.

[1] See Table 3 for details

•
Total company Adjusted EBITDA2 decreased 22% to $136 million primarily due to lower political advertising revenue and AMS revenue, partially offset by continued cost benefits from core operational cost cutting initiatives.
•
Net cash flow from operations was $60 million and Adjusted free cash flow3 was $62 million. TEGNA returned $20 million to shareholders through dividends during the first quarter.
•
Interest expense decreased to $42 million due to decreased undrawn fees on the company’s revolving credit facility.
•
Cash and cash equivalents totaled $717 million at the end of the first quarter. Net leverage finished the first quarter at 2.8x4.

KEY BUSINESS UPDATES:

•
TEGNA appointed Melissa Zimyeski vice president of product and Mat Yurow vice president of growth. Melissa will lead the management and design of TEGNA’s consumer digital products while Mat will focus on growing revenue and audience across digital products.
•
TEGNA has secured local team rights across the NBA, WNBA, NHL and MLB. This is in addition to TEGNA’s multiple partnerships with NFL teams to air preseason games for free, over-the-air.
•
The Indiana Fever and WTHR, the TEGNA owned NBC affiliate in Indianapolis, announced a multi-year extension of their landmark distribution agreement to deliver WNBA basketball to central Indiana fans. WTHR and WALV, TEGNA’s MeTV affiliate, will air 18 games locally, giving fans across central Indiana access to watch the Fever.
•
Premion launched expanded capabilities and new tools that empower advertisers to execute and optimize campaigns across channels. With the integration of Octillion, Premion has further strengthened its purpose-built local CTV platform and demand-side platform (DSP) to drive full-funnel outcomes. The enhanced DSP now seamlessly integrates CTV into a broader omnichannel strategy, enabling brands to unify CTV with video, audio, display, and retargeting for more cohesive and impactful campaigns.
•
Four of our stations were honored with Gracie Awards from the Alliance for Women in Media Foundation, and a fifth received an Honorable Mention. These awards recognize exemplary programming created by women, for women, and about women in media and entertainment.

[2] See Table 4 for details
[3] See Table 5 for details
[4] See Table 6 for details

INCOME STATEMENT RECLASSIFICATION

Beginning in the first quarter of 2025, we are renaming our subscription revenue to now be called distribution revenue and expanding this category to include other distribution revenues that were previously reported under “Other revenues” and “AMS revenues.” This revenue category primarily consists of fees paid by satellite, cable, streaming apps (services that deliver video content to consumers over the internet) and telecommunications providers to carry our television signals on their systems. Distribution revenue also includes amounts we earn from licensing content to outside parties for re-distribution. This new presentation results in the consolidated disclosure of the amounts we earn from all sources of content and programming distribution. We have recast the prior year amounts, which were immaterial, to conform to this new presentation5.

FULL-YEAR AND SECOND QUARTER 2025 OUTLOOK:

Full-Year 2025 Key Guidance Metrics

2024/2025 Two-Year Adjusted FCF	$900 million – 1.1 billion

Corporate Expenses	$40 – 45 million
Depreciation	$60 – 65 million
Amortization	$33 – 37 million
Interest Expense	$165 – 170 million
Capital Expenditures	$50 – 60 million
Effective Tax Rate	22.0 – 23.0%

Second Quarter 2025 Key Guidance Metrics

Reflects expectations relative to second quarter 2024 results

Total Company GAAP Revenue	Down -4% to -7%
Total Non-GAAP Operating Expenses	Flat to down -2%

CONFERENCE CALL

TEGNA will host a conference call and webcast on Thursday, May 8, 2025, to discuss the Company’s financial results and other business matters. The teleconference will begin at 11:00 a.m. Eastern Time and will be hosted by Mike Steib, Chief Executive Officer, and Julie Heskett, Chief Financial Officer.

The conference call will be webcast on the company’s website, and is open to investors, the financial community, the media and other members of the public. To access the meeting by phone, please visit investors.TEGNA.com at least 10 minutes prior to the scheduled start time to access the links and register before the conference call begins. Once registered, phone participants will receive dial-in numbers and a unique PIN to access the call.

[5] See Table 7 for details

FORWARD-LOOKING STATEMENTS

Certain statements in this 8-K earnings release that do not describe historical facts may constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and the “safe harbor” provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Without limitation, any statements preceded or followed by or that include the words “targets,” “plans,” “believes,” “expects,” “intends,” “will,” “likely,” “may,” “anticipates,” “estimates,” “projects,” “should,” “would,” “could,” “might,” “expect,” “positioned,” “strategy,” “future,” “potential,” “forecast,” “outlook,” or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements. These include, but are not limited to, statements regarding TEGNA’s future financial and operating results (including growth and earnings), capital allocation framework, plans, objectives, expectations and intentions and other statements that are not historical facts. These forward-looking statements are necessarily estimates reflecting the best judgment and current views, projections, estimates, expectations, plans, assumptions and beliefs about future events (in each case subject to change) of TEGNA’s senior management and involve a number of risks, uncertainties and other factors, many of which may be beyond our control that could cause actual results to differ materially from those views, projections, estimates, expectations, plans, assumptions and beliefs expressed or implied in such forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, risks and uncertainties related to:

•
Changes in the market price of TEGNA’s shares, general economic and market conditions, constraints, volatility, or disruptions in the capital markets;
•
The possibility that TEGNA’s capital allocation plan, including dividends, share repurchases and/or strategic acquisitions, investments and partnerships may not enhance long-term stockholder value;
•
Legal proceedings, judgments or settlements;
•
TEGNA’s ability to re-price or renew subscribers;
•
Changes in, or failure or inability to comply with, government regulations including, without limitation, regulations of the FCC, and adverse outcomes from regulatory proceedings;
•
The effects of extreme weather and climate events on our operations as well as our counterparties, customers, employees, third-party vendors and suppliers;
•
Changes in technology, including changes in the distribution and viewing of television programming;
•
The reaction by advertisers, programming providers, strategic partners, FCC or other government regulators to businesses that we may seek to acquire;
•
The risk that we may become responsible for liabilities of businesses that we may acquire;
•
Future financial performance, including our ability to obtain additional financing in the future on favorable terms;
•
The failure of our business to produce projected revenues or cash flows;
•
Continued consolidation in the industry, including MVPDs, vMVPDs, advertising agencies and other important third parties;
•
The loss of key personnel and/or talent or expenditure of a greater amount of resources attracting, retaining and motivating key personnel than in the past;
•
Strikes or other union job actions that affect our operations, including, without limitation, failure to renew our collective bargaining agreements on mutually favorable terms;
•
Uncertainties inherent in the development of new business lines and business strategies;
•
Changes in laws or regulations under which we operate;

•
Competitor responses to our products and services;
•
Changes in consumer behaviors and impacts on and modifications to TEGNA’s operations and business relating thereto;
•
The potential effects of tariffs on the demand for our advertising services; and
•
Other economic, competitive, governmental, technological and other factors and risks that may affect TEGNA’s operations or financial results, which are discussed in our Annual Report on Form 10-K. Any forward-looking statements in this 8-K earnings release should be evaluated in light of these important factors.

The list of factors above is illustrative, but by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. All subsequent written and oral forward-looking statements concerning the matters addressed in this 8-K earnings release and attributable to us or any person acting on our behalf are qualified by these cautionary statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, these expectations may not be achieved. We may change our intentions, beliefs or expectations at any time and without notice, based upon any change in our assumptions or otherwise. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ADDITIONAL INFORMATION

TEGNA Inc. (NYSE: TGNA) helps people thrive in their local communities by providing the trusted local news and services that matter most. Together, we are building a sustainable future for local news. With 64 television stations in 51 U.S. markets, TEGNA reaches more than 100 million people on a monthly basis across the web, mobile apps, streaming, and linear television. For more information, visit TEGNA.com.

* * * *

For media inquiries, contact:	For investor inquiries, contact:
Molly McMahon	Julie Heskett
Senior Director, Corporate Communications	Senior Vice President, Chief Financial Officer
703-873-6440	703-873-6747
mmcmahon@TEGNA.com	investorrelations@TEGNA.com

CONSOLIDATED STATEMENTS OF INCOME

TEGNA Inc.

Unaudited, in thousands of dollars (except per share amounts)

Table No. 1

	Quarter ended Mar. 31,
	2025	2024	Change

Revenues	$680,049	$714,252	(5%)

Operating expenses:
Cost of revenues	440,991	430,567	2%
Business units - Selling, general and administrative expenses	95,547	102,260	(7%)
Corporate - General and administrative expenses	10,156	14,798	(31%)
Depreciation	15,479	14,310	8%
Amortization of intangible assets	8,853	13,660	(35%)
Asset impairment and other	—	1,097	***
Total	571,026	576,692	(1%)
Operating income	109,023	137,560	(21%)

Non-operating (expense) income:
Interest expense	(41,811)	(42,368)	(1%)
Interest income	8,073	5,573	45%
Other non-operating items, net	(1,817)	149,758	***
Total	(35,555)	112,963	***

Income before income taxes	73,468	250,523	(71%)
Provision for income taxes	15,161	61,261	(75%)
Net income	58,307	189,262	(69%)
Net loss attributable to redeemable noncontrolling interest	364	298	22%
Net income attributable to TEGNA Inc.	$58,671	$189,560	(69%)

Earnings per share:
Basic	$0.36	$1.06	(66%)
Diluted	$0.36	$1.06	(66%)

Weighted average number of common shares outstanding:
Basic shares	160,849	177,823	(10%)
Diluted shares	161,917	178,437	(9%)

*** Not meaningful

REVENUE CATEGORIES

TEGNA Inc.

Unaudited, in thousands of dollars

Table No. 2

Below is a detail of our primary sources of revenue:

	Quarter ended Mar. 31,
	2025	2024	Change

Distribution	$379,556	$380,503	(0%)
Advertising & Marketing Services	286,397	296,109	(3%)
Political	3,616	27,828	(87%)
Other	10,480	9,812	7%
Total revenues	$680,049	$714,252	(5%)

USE OF NON-GAAP INFORMATION

The company uses non-GAAP financial performance and liquidity measures to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, the related GAAP measures, nor should they be considered superior to the related GAAP measures and should be read together with financial information presented on a GAAP basis. Also, our non-GAAP measures may not be comparable to similarly titled measures of other companies.

Management and the company’s Board of Directors (the “Board”) regularly use Employee compensation, Corporate–General and administrative expenses, Operating expenses, Operating income, Income before income taxes, Provision for income taxes, Net income attributable to TEGNA Inc., and Diluted earnings per share, each presented on a non-GAAP basis, for purposes of evaluating company performance. Management and the Board also use Adjusted EBITDA and Adjusted free cash flow to evaluate company performance and liquidity, respectively. The Leadership Development and Compensation Committee of our Board uses non-GAAP measures such as Adjusted EBITDA, non-GAAP net income, non-GAAP EPS, and Adjusted free cash flow to evaluate and compensate senior management. The Board uses Adjusted free cash flow in its periodic assessments of, among other things, repurchases of the company’s common stock, the company’s dividends, strategic opportunities and long-term debt retirement. The company, therefore, believes that each of the non-GAAP measures presented provides useful information to investors and other stakeholders by allowing them to view our business through the eyes of management and our Board, facilitating comparisons of results across historical periods and focus on the underlying ongoing operating performance of our business. The company also believes these non-GAAP measures are frequently used by investors, securities analysts and other interested parties in their evaluation of our business and other companies in the broadcast industry.

The company discusses in this release non-GAAP financial performance and liquidity measures that exclude from its reported GAAP results the impact of “special items” consisting of asset impairment and other, merger and acquisition (M&A)-related costs, retention costs, earnout adjustments, workforce restructuring, and a gain related to the sale of the company’s investment in Broadcast Music Inc. (“BMI”). The company believes that such expenses and gains are not indicative of normal, ongoing operations. While these items should not be disregarded in evaluation of our earnings or liquidity performance, it is useful to exclude such items when analyzing current results and trends compared to other periods as these items can vary significantly from period to period depending on specific underlying transactions or events that may occur. Therefore, while we may incur or recognize these types of expenses, charges and gains, in the future, the company believes that removing these items for purposes of calculating the non-GAAP financial measures provides investors with a more focused presentation of our ongoing operating performance.

The company also discusses Adjusted EBITDA (with and without stock-based compensation expense), a non-GAAP financial performance measure that it believes offers a useful view of the overall operation of its businesses. The company defines Adjusted EBITDA as net income attributable to TEGNA before (1) net loss attributable to redeemable noncontrolling interest, (2) income taxes, (3) interest expense, (4) interest income, (5) other non-operating items, net, (6) M&A-related costs, (7) employee retention costs, (8) workforce restructuring costs, (9) asset impairment and other, (10) earnout adjustments, (11) depreciation and (12) amortization of intangible assets. The company believes these adjustments facilitate company-to-company operating performance comparisons by removing potential differences caused by variations unrelated to operating performance, such as capital structures (interest expense), income taxes, and the age and book appreciation of property and equipment (and related depreciation expense). The most directly comparable GAAP financial measure to Adjusted EBITDA is Net income attributable to TEGNA. Users should consider the limitations of using Adjusted EBITDA, including the fact that this measure does not provide a complete measure of our operating performance. Adjusted EBITDA is not intended to purport to be an alternate to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. In particular, Adjusted EBITDA is not intended to be a measure of cash flow available for management’s discretionary expenditures, as this measure does not consider certain cash requirements, such as working capital needs, capital expenditures, contractual commitments, interest payments, tax payments and other debt service requirements.

This earnings release also discusses Adjusted free cash flow, a non-GAAP liquidity measure. The most directly comparable GAAP financial measure to Adjusted free cash flow is Net cash flow from operating activities. Adjusted free cash flow is defined as Net cash flow from operating activities less payments for purchases of property and equipment plus or minus special items. The company removes special items affecting cash flow from operating activities because we do not consider these items to be indicative of its underlying cash flow generation for the reporting period. Adjusted free cash flow is not intended to be a measure of residual cash available for management’s discretionary use since it omits significant sources and uses of cash flow including mandatory debt repayments. The company’s 2024/2025 Two-Year Adjusted free cash flow guidance of $900 million to $1.1 billion remains the same.

This earnings release also presents our net leverage ratio which includes Adjusted EBITDA (without stock-based compensation) as a component of the computation. Our net leverage ratio is a financial measure that is used by management to assess the borrowing capacity of the company and management believes it is useful to investors for the same reason. The company defines its net leverage ratio as (a) net debt (total debt less cash and cash equivalents) as of the balance sheet date divided by (b) Average Annual Adjusted EBITDA for the trailing two-year period.

The company is furnishing forward-looking guidance with respect to Adjusted free cash flow for the combined 2024-25 years, corporate expenses for fiscal year 2025 and non-GAAP operating expenses for the second quarter of 2025. Our future GAAP financial results will include the impact of special items such as retention costs. The company believes that such expenses are not indicative of normal, ongoing operations. While these items should not be disregarded in evaluation of our earnings performance, it is useful to exclude such items when analyzing current results and trends compared to other periods. Therefore, while we may incur or recognize these types of expenses in the future, the company believes that removing these items for purposes of calculating the non-GAAP basis financial measures provides investors with a more focused presentation of our ongoing operating performance.

The company is not able to reconcile these amounts to their comparable GAAP financial measures without unreasonable efforts because certain information necessary to calculate such measures on a GAAP basis is unavailable, dependent on future events outside of our control and cannot be predicted. An example of such information is share-based compensation, which is impacted by future share price movement in the company’s stock price and also dependent on future hiring and attrition. In addition, the company believes such reconciliations could imply a degree of precision that might be confusing or misleading to investors. The actual effect of the reconciling items that the company may exclude from these non-GAAP expense numbers, when determined, may be significant to the calculation of the comparable GAAP measures.

NON-GAAP FINANCIAL INFORMATION

TEGNA Inc.

Unaudited, in thousands of dollars (except per share amounts)

Table No. 3

Reconciliations of certain line items impacted by special items to the most directly comparable financial measure calculated and presented in accordance with GAAP on the company’s Consolidated Statements of Income follow:

		Special Items
Quarter ended Mar. 31, 2025	GAAP measure	Earnout adjustment	Retention costs - SBC	Retention costs - Cash	Non-GAAP measure

Employee compensation	$173,180	$—	$(826)	$(370)	$171,984
Corporate - General and administrative expenses	10,156	—	(231)	(171)	9,754
Operating expenses	571,026	(1,697)	(826)	(370)	568,133
Operating income	109,023	1,697	826	370	111,916
Income before income taxes	73,468	1,697	826	370	76,361
Provision for income taxes	15,161	435	149	69	15,814
Net income attributable to TEGNA Inc.	58,671	1,262	677	301	60,911
Earnings per share - diluted	$0.36	$0.01	$—	$—	$0.37

		Special Items
Quarter ended Mar. 31, 2024	GAAP measure	Retention costs - SBC	Retention costs - Cash	M&A related costs	Workforce restructuring	Asset impairment and other	Other non-operating item	Non-GAAP measure

Employee compensation	$188,561	$(2,893)	$(570)	$—	$(1,807)	$—	$—	$183,291
Corporate - General and administrative expenses	14,798	(752)	(221)	(2,290)	(111)	—	—	11,424
Operating expenses	576,692	(2,893)	(570)	(2,290)	(1,807)	(1,097)	—	568,035
Operating income	137,560	2,893	570	2,290	1,807	1,097	—	146,217
Income before income taxes	250,523	2,893	570	2,290	1,807	1,097	(152,867)	106,313
Provision for income taxes	61,261	431	77	593	445	284	(36,621)	26,470
Net income attributable to TEGNA Inc.	189,560	2,462	493	1,697	1,362	813	(116,246)	80,141
Earnings per share - diluted(a)	$1.06	$0.01	$—	$0.01	$0.01	$—	$(0.65)	$0.45

(a) Per share amounts do not sum due to rounding.

NON-GAAP FINANCIAL INFORMATION

TEGNA Inc.

Unaudited, in thousands of dollars

Table No. 4

Reconciliations of Adjusted EBITDA to net income presented in accordance with GAAP on the company’s Consolidated Statements of Income are presented below:

	Quarter ended Mar. 31,
	2025	2024

Net income attributable to TEGNA Inc. (GAAP basis)	$58,671	$189,560
Less: Net loss attributable to redeemable noncontrolling interest	(364)	(298)
Plus: Provision for income taxes	15,161	61,261
Plus: Interest expense	41,811	42,368
Less: Interest income	(8,073)	(5,573)
Plus (Less): Other non-operating items, net	1,817	(149,758)
Operating income (GAAP basis)	109,023	137,560
Plus: Octillion earnout adjustment	1,697	—
Plus: Retention costs - employee awards stock-based compensation	826	2,893
Plus: Retention costs - cash	370	570
Plus: M&A-related costs	—	2,290
Plus: Asset impairment and other	—	1,097
Plus: Workforce restructuring	—	1,807
Adjusted operating income (non-GAAP basis)	111,916	146,217
Plus: Depreciation	15,479	14,310
Plus: Amortization of intangible assets	8,853	13,660
Adjusted EBITDA	$136,248	$174,187
Stock-based compensation expenses:
Employee awards	6,269	8,240
Company stock 401(k) match contributions	4,669	5,429
Adjusted EBITDA before stock-based compensation costs	$147,186	$187,856

NON-GAAP FINANCIAL INFORMATION

TEGNA Inc.

Unaudited, in thousands of dollars

Table No. 5

Reconciliation of Adjusted free cash flow to Net cash flow from operating activities presented in accordance with GAAP on the company’s Consolidated Statements of Cash Flows is presented below:

March 31, 2025
Quarter

Net cash flow from operating activities (GAAP basis)	$59,629

Less: Purchases of property and equipment	(4,946)

Special items:
Workforce restructuring	7,166
Retention costs - cash	129
Total Adjustments	7,295

Adjusted free cash flow (non-GAAP basis)	$61,978

NON-GAAP FINANCIAL INFORMATION

TEGNA Inc.

Unaudited, in thousands of dollars

Table No. 6

The following table reconciles our total outstanding debt.

Mar. 31, 2025
Total outstanding principal	$3,090,000
Less: Cash and cash equivalents	(716,647)
Net debt (numerator)	$2,373,353

The following table shows the calculation of the average annual Adjusted EBITDA before stock-based compensation over the trailing two-year period (“T2Y”).

Adjusted EBITDA before stock-based compensation:
First quarter of 2025[1]	$147,186
Plus: Year ended December 31, 2024[2]	978,753
Plus: Year ended December 31, 2023[2]	781,562
Less: First quarter of 2023[3]	(214,204)
Combined T2Y	$1,693,297
Divided by	2
T2Y Adjusted EBITDA (denominator)	$846,649

The following table shows the calculation of the net leverage ratio.

	Mar. 31, 2025
Net debt (numerator)	$2,373,353
T2Y Adjusted EBITDA (denominator)	$846,649
Net Leverage Ratio	2.8	x

1 A non-GAAP measure detailed in Table 4.

2 Refer to page 34 of the 2024 Form 10-K for reconciliations of 2024 and 2023 Adjusted EBITDA before stock-based compensation costs to net income attributable to TEGNA Inc.

3 Refer to page 22 in our Q1 2024 Form 10-Q for reconciliations of our Q1 2023 Adjusted EBITDA before stock-based compensation costs to net income attributable to TEGNA Inc.

NON-GAAP FINANCIAL INFORMATION

TEGNA Inc.

Unaudited, in thousands of dollars

Table No. 7

Beginning in the first quarter of 2025, we renamed our subscription revenue to now be called distribution revenue and expanded it to include other distribution revenues formerly reported in Other revenues and AMS revenues. The table below includes quarterly revenue amounts recast to conform to the new revenue classification categories.

	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Year ended 2024
Distribution	$380,503	$371,204	$361,585	$362,783	$1,476,075
Advertising & Marketing Services	296,109	298,529	309,661	310,341	1,214,640
Political	27,828	31,643	126,318	187,440	373,229
Other	9,812	8,987	9,263	9,965	38,027
Total revenues	$714,252	$710,363	$806,827	$870,529	$3,101,971